UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

LIBERTY LATIN AMERICA LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House,

2 Church Street,

Hamilton HM 11, Bermuda

(Address of Principal Executive Office)

(303) 925-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On October 9, 2019, Liberty Latin America Ltd. issued a press release announcing that Liberty Latin America has entered into a definitive agreement to acquire AT&T Inc.’s wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands in an all-cash transaction valued at $1.95 billion on a cash- and debt-free basis, subject to certain adjustments. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (Regulation FD Disclosure), including the press release referred to above and attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 and the Securities Exchange Act of 1934, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits.

99.1	Press Release, dated October 9, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2019	LIBERTY LATIN AMERICA LTD.

	By:	/s/ John M. Winter
John M. Winter
Senior Vice President

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